Exhibit 99.1

Perella Weinberg Reports Third Quarter 2026 Results
Financial Overview - Third Quarter
•Revenues of $251 Million, Up 53% From a Year Ago and Up 61% From the Second Quarter
•GAAP Pre-Tax Income of $35 Million, Adjusted Pre-Tax Income of $56 Million
•GAAP Diluted EPS of $0.21, Adjusted EPS of $0.39
Financial Overview - Nine Months
•Revenues of $557 Million, Up 5% From a Year Ago
•GAAP Pre-Tax Income of $31 Million, Adjusted Pre-Tax Income of $80 Million
•GAAP Diluted EPS of $0.29, Adjusted EPS of $0.63
Talent Investment
•Year-To-Date Added Fourteen Partners and Thirteen Managing Directors
•Closed Acquisition of Gleacher Shacklock on September 1
Capital Management
•Strong Balance Sheet with $150 Million of Cash and No Debt
•Year-To-Date Retired More Than Three Million Shares and Share Equivalents through Net Settlement and Open Market Repurchases
•Year-To-Date Returned $88 Million in Aggregate to Equity Holders
•Declared Quarterly Dividend of $0.07 Per Share

“Our third quarter performance demonstrates the strength and breadth of our franchise, and we are carrying strong momentum into the fourth quarter and 2027. The acquisition of Gleacher Shacklock deepens our presence in the UK and across Europe, enhancing our ability to advise clients on their most complex transactions. We will continue to execute on our strategic priorities to drive growth and scale our business to deliver value for our shareholders,” stated Andrew Bednar, Chief Executive Officer and Chairman.
NEW YORK, NY, October 29, 2026 – Perella Weinberg Partners (the “Firm,” “Company,” “Perella Weinberg”) (NASDAQ:PWP) today reported financial results for the third quarter ended September 30, 2026.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Revenues

For the third quarter of 2026, revenues were $251.4 million, an increase of 53% from $164.6 million reported in the third quarter of 2025, driven by a higher number of fee-paying clients and a greater share of fee events exceeding $5 million. For the nine months ended September 30, 2026, revenues were $556.8 million, an increase of 5% from $531.7 million for the nine months ended September 30, 2025. The increase was driven by higher M&A revenue, reflecting a greater number of fee events, partially offset by lower financing and capital solutions revenue.

Expenses

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Operating expenses	(Dollars in Millions)				(Dollars in Millions)
Total compensation and benefits	$175.0	$157.2	$116.3	$110.3	$413.0	$373.1	$373.9	$356.3
% of Revenues	70%	63%	71%	67%	74%	67%	70%	67%
Non-compensation expenses	$41.4	$37.0	$39.4	$36.8	$116.7	$105.7	$128.4	$122.4
% of Revenues	16%	15%	24%	22%	21%	19%	24%	23%

Three Months Ended

GAAP total compensation and benefits were $175.0 million for the third quarter of 2026, compared to $116.3 million for the third quarter of 2025. Adjusted total compensation and benefits were $157.2 million for the third quarter of 2026, compared to $110.3 million for the same period a year ago. The increase in total compensation and benefits was due to higher revenues, partially offset by the impact of a lower adjusted compensation margin versus the third quarter of 2025, and, on a GAAP basis only, included acquisition-related compensation and previously disclosed business realignment costs.

GAAP non-compensation expenses were $41.4 million for the third quarter of 2026, compared to $39.4 million for the third quarter of 2025. Adjusted non-compensation expenses were $37.0 million for the third quarter of 2026, compared to $36.8 million for the same period a year ago. The increase in GAAP non-compensation expenses was primarily driven by increased amortization expenses related to acquisitions as well as higher technology expenses.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Nine Months Ended

GAAP total compensation and benefits were $413.0 million for the nine months ended September 30, 2026, compared to $373.9 million for the prior year period. Adjusted total compensation and benefits were $373.1 million for the nine months ended September 30, 2026, compared to $356.3 million for the same period a year ago. The increase in total compensation and benefits was due to higher revenues and, on a GAAP basis only, higher acquisition-related compensation and previously disclosed business realignment costs. The adjusted compensation margin was 67% for the nine months ended September 30, 2026, consistent with the prior year period.

GAAP non-compensation expenses were $116.7 million for the nine months ended September 30, 2026, compared to $128.4 million for the prior year period. Adjusted non-compensation expenses were $105.7 million for the nine months ended September 30, 2026, compared to $122.4 million for the same period a year ago. The decrease in non-compensation expenses was largely driven by a decrease in professional fees, partially offset by a modest increase in technology spend and, on a GAAP basis only, increased transaction and amortization expenses related to acquisitions.

Provision for Income Taxes

As of September 30, 2026, Perella Weinberg Partners owned 81.5% of the operating partnership (“PWP OpCo”) and is subject to U.S. federal and state corporate income tax on its allocable share of earnings. Income earned by PWP OpCo is subject to certain state, local, and foreign income taxes. The GAAP income tax expense for the nine months ended September 30, 2026 was $1.7 million, which included $10.9 million of tax benefit from restricted stock units (“RSUs”) that vested at a share price higher than the grant price.

For purposes of calculating adjusted if-converted net income, we present our results as if all partnership units had been converted to shares of Class A common stock and as if all of our adjusted results were subject to U.S. corporate income tax. For the nine months ended September 30, 2026, adjusted if-converted net income included $11.5 million of tax benefit from the vesting of RSUs at a share price higher than the grant price.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Balance Sheet and Capital Management

As of September 30, 2026, we had $150 million of cash with no outstanding indebtedness and an undrawn revolving credit facility.

During the nine months ended September 30, 2026, we returned $88.3 million in aggregate to our equity holders through: (i) the net settlement of 3,018,699 share equivalents at an average price per share of $19.85, (ii) the repurchase of 127,328 shares at an average price per share of $15.73 in open market transactions pursuant to PWP’s Class A common stock repurchase program, (iii) the payment of aggregate dividends of $22.7 million to Class A common stockholders and (iv) the payment of $3.6 million in distributions to limited partners.

At September 30, 2026, there were 79.5 million shares of Class A common stock and 18.0 million partnership units outstanding.

During the nine months ended September 30, 2026, Perella Weinberg made $7.2 million of cash payments related to the business realignment. Currently, we are estimating future cash payments of approximately $7.0 million related to the business realignment, substantially all of which is expected to be paid by or soon after December 31, 2026.

The Board of Directors has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on December 8, 2026 to Class A common stockholders of record on November 24, 2026.

Conference Call and Webcast

Management will host a webcast and conference call on Thursday, October 29, 2026 at 9:00 am ET to discuss Perella Weinberg’s financial results for the third quarter ended September 30, 2026.

A webcast of the conference call will be made available in the Investors section of Perella Weinberg’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 245-3047
•International: (203) 518-9765
•Conference ID: PWPQ326

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Replay

A replay of the call will also be available two hours after the live call through November 5, 2026. To access the replay, dial (800) 839-7076 (Domestic) or (402) 220-6063 (International). The replay can also be accessed on the Investors section of the Company’s website at https://investors.pwpartners.com/.

For those who listen to the rebroadcast of the call, we remind you that the remarks made are as of October 29, 2026, and have not been updated subsequent to the initial earnings call.

About Perella Weinberg

Perella Weinberg is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, financial sponsors, governments, and sovereign wealth funds. The Firm offers a wide range of advisory services to clients in some of the most active industry sectors and global markets. With approximately 700 employees, Perella Weinberg currently maintains offices in New York, London, Houston, Los Angeles, San Francisco, Paris, Chicago, Munich, Palm Beach, Calgary, and Greenwich. The financial information of Perella Weinberg herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Contacts

For Perella Weinberg Investor Relations: investors@pwpartners.com
For Perella Weinberg Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding expectations for the business are “forward-looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Important factors, among others, that may affect actual results or outcomes include (but are not limited to): global economic, business and market conditions; the Company’s dependence on and ability to retain employees; the Company’s ability to successfully identify, recruit and develop talent; conditions impacting the corporate advisory industry; the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; the Company’s successful formulation and execution of its business and growth strategies; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and other risks and uncertainties described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2026 and the other documents filed by the Firm from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$251,373	$164,645	$556,815	$531,743
Expenses
Compensation and benefits	145,976	88,748	316,867	292,027
Equity-based compensation	29,049	27,594	96,112	81,873
Total compensation and benefits	175,025	116,342	412,979	373,900
Professional fees	9,417	9,213	21,918	35,308
Technology and infrastructure	11,114	9,588	30,928	28,114
Rent and occupancy	6,328	5,974	18,133	18,896
Travel and related expenses	4,365	5,418	15,871	16,391
General, administrative and other expenses	3,551	4,219	11,601	14,574
Depreciation and amortization	6,628	5,024	18,286	15,077
Total expenses	216,428	155,778	529,716	502,260
Operating income (loss)	34,945	8,867	27,099	29,483
Non-operating income (expenses)
Other income (expense)	230	2,721	3,518	252
Total non-operating income (expenses)	230	2,721	3,518	252
Income (loss) before income taxes	35,175	11,588	30,617	29,735
Income tax expense (benefit)	11,885	3,023	1,741	(4,471)
Net income (loss)	23,290	8,565	28,876	34,206
Less: Net income (loss) attributable to non-controlling interests	5,730	2,561	4,525	8,125
Net income (loss) attributable to Perella Weinberg Partners	$17,560	$6,004	$24,351	$26,081
Net income (loss) per share attributable to Class A common shareholders
Basic	$0.22	$0.09	$0.33	$0.41
Diluted	$0.21	$0.08	$0.29	$0.37
Weighted-average shares of Class A common stock outstanding
Basic	78,841,501	64,071,958	74,499,165	63,100,339
Diluted	103,291,251	100,233,456	102,379,024	74,959,485
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total compensation and benefits—GAAP	$175,025	$116,342	$412,979	$373,900
Public company transaction related incentives(1)	(3,228)	(6,029)	(10,285)	(17,632)
Acquisition related incentives(2)	(4,193)	—	(5,510)	—
Business realignment costs(3)	(10,453)	—	(24,130)	—
Adjusted total compensation and benefits	$157,151	$110,313	$373,054	$356,268

Non-compensation expense—GAAP	$41,403	$39,436	$116,737	$128,360
Business realignment costs(3)	(107)	—	(182)	—
Amortization of acquired intangible assets(4)	(3,088)	(1,645)	(7,594)	(4,935)
Business combination transaction expenses(5)	(1,224)	(980)	(3,227)	(980)
Adjusted non-compensation expense(6)	$36,984	$36,811	$105,734	$122,445

Operating income (loss)—GAAP	$34,945	$8,867	$27,099	$29,483
Public company transaction related incentives(1)	3,228	6,029	10,285	17,632
Acquisition related incentives(2)	4,193	—	5,510	—
Business realignment costs(3)	10,560	—	24,312	—
Amortization of acquired intangible assets(4)	3,088	1,645	7,594	4,935
Business combination transaction expenses(5)	1,224	980	3,227	980
Adjusted operating income	$57,238	$17,521	$78,027	$53,030

Income (loss) before income taxes—GAAP	$35,175	$11,588	$30,617	$29,735
Public company transaction related incentives(1)	3,228	6,029	10,285	17,632
Acquisition related incentives(2)	4,193	—	5,510	—
Business realignment costs(3)	10,560	—	24,312	—
Amortization of acquired intangible assets(4)	3,088	1,645	7,594	4,935
Business combination transaction expenses(5)	1,224	980	3,227	980
Adjustments to non-operating income (expenses)(7)	(974)	17	(1,865)	49
Adjusted income before income taxes	$56,494	$20,259	$79,680	$53,331

Income tax expense (benefit)—GAAP	$11,885	$3,023	$1,741	$(4,471)
Tax impact of non-GAAP adjustments(8)	2,818	2,731	12,034	7,412
Adjusted income tax expense	$14,703	$5,754	$13,775	$2,941

Net income (loss)—GAAP	$23,290	$8,565	$28,876	$34,206
Public company transaction related incentives(1)	3,228	6,029	10,285	17,632
Acquisition related incentives(2)	4,193	—	5,510	—
Business realignment costs(3)	10,560	—	24,312	—
Amortization of acquired intangible assets(4)	3,088	1,645	7,594	4,935
Business combination transaction expenses(5)	1,224	980	3,227	980
Adjustments to non-operating income (expenses)(7)	(974)	17	(1,865)	49
Tax impact of non-GAAP adjustments(8)	(2,818)	(2,731)	(12,034)	(7,412)
Adjusted net income	$41,791	$14,505	$65,905	$50,390
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted net income	$41,791	$14,505	$65,905	$50,390
Less: Adjusted income tax expense	(14,703)	(5,754)	(13,775)	(2,941)
Add: If-converted income tax expense(9)	16,646	6,854	14,718	1,906
Adjusted if-converted net income	$39,848	$13,405	$64,962	$51,425

Weighted-average diluted shares of Class A common stock outstanding—GAAP	103,291,251	100,233,456	102,379,024	74,959,485
Weighted average number of incremental shares from if-converted PWP OpCo units(10)	—	—	—	25,691,746
Weighted-average adjusted diluted shares of Class A common stock outstanding	103,291,251	100,233,456	102,379,024	100,651,231

Adjusted net income per Class A share—diluted, if-converted	$0.39	$0.13	$0.63	$0.51

Key metrics: (11)
GAAP operating income (loss) margin	13.9%	5.4%	4.9%	5.5%
Adjusted operating income margin	22.8%	10.6%	14.0%	10.0%
GAAP compensation margin	70%	71%	74%	70%
Adjusted compensation margin	63%	67%	67%	67%
GAAP effective tax rate	34%	26%	6%	(15)%
Adjusted if-converted effective tax rate	29%	34%	18%	4%

Notes to GAAP Reconciliation of Adjusted Results:

(1)Public company transaction related incentives includes equity-based compensation for transaction-related RSUs and performance restricted stock units (“PSUs”), which are directly related to milestone events that were part of a business combination that closed on June 24, 2021, as well as employment taxes for these RSUs and PSUs. These expenses were outside of PWP’s normal and recurring bonus and compensation processes and will be fully expensed by the end of 2026.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(2)Acquisition related incentives includes compensation arrangements negotiated with certain employees in conjunction with the acquisitions of Devon Park Advisors (“Devon Park”) and Gleacher Shacklock LLP (“Gleacher Shacklock”), including guaranteed compensation arrangements and amounts contingent upon certain client engagements generating revenue following the Gleacher Shacklock acquisition. These arrangements were negotiated as part of the respective acquisitions and such expenses are outside of PWP’s normal and recurring bonus and compensation processes.
(3)During the second quarter of 2026, we began a review of the business, which resulted in headcount reductions in order to focus resources on higher-performing areas of the business. Costs include separation and transition benefits, the accelerated amortization of equity-based awards, and certain professional fees. Currently, we are estimating approximately $28 million of total business realignment costs through the end of 2026.
(4)The adjustment reflects the amortization of intangible assets associated with the Tudor, Pickering, Holt & Co., LLC (“TPH”), Devon Park, and Gleacher Shacklock business combinations. This adjustment was previously referred to as “TPH business combination related expenses” in prior releases.
(5)Business combination transaction costs associated with the Devon Park and Gleacher Shacklock acquisitions as well as legal and advisory costs related to the evaluation and negotiation of a potential business combination that did not proceed.
(6)See reconciliation on the following page for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(7)Includes the amortization of debt discounts and issuance costs for all periods presented. For the three and nine months ended September 30, 2026, it includes the fair value adjustments to the liability-classified contingent consideration recognized in the Devon Park acquisition.
(8)The adjusted income tax expense represents the Company’s calculated tax expense on adjusted non-GAAP results. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.
(9)The if-converted income tax expense represents the Company's calculated tax expense on adjusted non-GAAP results assuming the exchange of all PWP OpCo units for PWP Class A common stock, resulting in all of the Company’s results for the period being subject to corporate-level tax.
(10)Represents the dilutive impact assuming the conversion of all PWP OpCo units to shares of Class A common stock.
(11)Reconciliations of key metrics from GAAP to Adjusted results are a derivative of the reconciliation of their components.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended September 30, 2026
	GAAP	Adjustments		Adjusted
Professional fees	$9,417	$(1,331)	(1)	$8,086
Technology and infrastructure	11,114	—		11,114
Rent and occupancy	6,328	—		6,328
Travel and related expenses	4,365	—		4,365
General, administrative and other expenses	3,551	—		3,551
Depreciation and amortization	6,628	(3,088)	(2)	3,540
Non-compensation expense	$41,403	$(4,419)		$36,984

	Three Months Ended September 30, 2025
	GAAP	Adjustments		Adjusted
Professional fees	$9,213	$(980)	(3)	$8,233
Technology and infrastructure	9,588	—		9,588
Rent and occupancy	5,974	—		5,974
Travel and related expenses	5,418	—		5,418
General, administrative and other expenses	4,219	—		4,219
Depreciation and amortization	5,024	(1,645)	(4)	3,379
Non-compensation expense	$39,436	$(2,625)		$36,811

	Nine Months Ended September 30, 2026
	GAAP	Adjustments		Adjusted
Professional fees	$21,918	$(3,409)	(1)	$18,509
Technology and infrastructure	30,928	—		30,928
Rent and occupancy	18,133	—		18,133
Travel and related expenses	15,871	—		15,871
General, administrative and other expenses	11,601	—		11,601
Depreciation and amortization	18,286	(7,594)	(2)	10,692
Non-compensation expense	$116,737	$(11,003)		$105,734

	Nine Months Ended September 30, 2025
	GAAP	Adjustments		Adjusted
Professional fees	$35,308	$(980)	(3)	$34,328
Technology and infrastructure	28,114	—		28,114
Rent and occupancy	18,896	—		18,896
Travel and related expenses	16,391	—		16,391
General, administrative and other expenses	14,574	—		14,574
Depreciation and amortization	15,077	(4,935)	(4)	10,142
Non-compensation expense	$128,360	$(5,915)		$122,445

(1)Reflects an adjustment to exclude transaction costs associated with the acquisitions of Devon Park and Gleacher Shacklock, certain business realignment costs, as well as legal and advisory costs related to the evaluation and negotiation of a potential business combination that did not proceed.
(2)Reflects an adjustment to exclude the amortization of intangible assets related to the Gleacher Shacklock, Devon Park, and TPH business combinations.
(3)Reflects an adjustment to exclude transaction costs associated with the acquisition of Devon Park.
(4)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if-converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.